UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021

INTERNATIONAL LAND ALLIANCE, INC.

(Exact name of Registrant as specified in its Charter)

WYOMING	000-56111	46-3752361
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 10th Av., Suite 1000, San Diego, CA 92101

(Address of principal executive offices)

(877) 661-4811

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	ILAL	OTC:QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “ILAL,” and “our” refer to International Land Alliance, Inc., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2021, the Company executed a $500,000 Senior Secured Self-Amortization Promissory Note (the “Note”) with Labrys Fund, LP, a Delaware limited partnership and an unrelated-party (the “Lender”), bearing an interest rate of 12%, and due twelve months from the issue date (the “Maturity Date”). The total consideration received against the Note was $450,000, with the Note bearing $50,000 Original Issue Discount (the “OID”) and the payment of $18,000 for broker/dealer fees and $7,500 for the lenders legal fee. Any interest payable is in addition to the OID, and that OID (or prorated OID, if applicable) remains payable regardless of time and manner of payment by the Company. The Maturity Date is the date upon which the principal sum of this promissory note, as well as any unpaid interest and other fees, shall be due and payable. The Note may be prepaid at any time before the Maturity Date without any prepayment penalties. Any amount of principal or interest on this Note which is not paid when due, shall bear interest at the rate of the lesser of (i) twenty-four percent (24%) per annum or (ii) the maximum amount allowed by law from the due date thereof until the same is paid (the “Default Interest”). Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed.

The Note is self-amortizing with the first payment of $62,222 due on June 25, 2021 and the remaining eight payments due monthly thereafter.

The Lender has the right in its sole and absolute discretion, from time to time, and at any time on or following the date an Event of Default (as defined in the Note) occurs under the Note, to convert all or a portion of the unpaid principal amount and interest into fully paid and non-assessable shares of the Company’s common stock as per the Conversion formula. The per share conversion price in which principal and interest under which the Note shall be convertible into shares of Common Stock shall equal $1.00, subject to equitable adjustments for stock splits, stock dividends or rights offerings. The Note contains certain representations, warranties, covenants and events of default, and increases in the conversion discount and amount of the principal and interest rates under the Note in the event of such defaults.

Also, in connection with the Note the Company executed a Securities Purchase Agreement and Security Agreement with Labrys. The Security Agreement grants, pledges, and assigns for the benefit of Labrys Fund, LP, the Secured Party, a security interest in and to all of the Company’s assets as set forth on Exhibit A to the Security Agreement.

The foregoing descriptions of the Note, Securities Purchase Agreement and the Security Agreement does not purport to be complete and are qualified in their entirety by reference to the complete text of the documents, which are filed as exhibits to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Senior Secured Self –Amortization Promissory Note dated February 25, 2021 between the Company and Labrys Fund, LP
10.2	Securities Purchase Agreement dated February 25, 2021, between the Company and Labrys Fund, LP
10.3	Security Agreement dated February 25, 2021, between the Company and Labrys Fund, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL LAND ALLIANCE, INC.

Date: March 5, 2021	By:	/s/ Roberto Valdes
Roberto Valdes
Chief Executive Officer